Exhibit 10.6

NINTH AMENDMENT AND WAIVER TO FINANCING AGREEMENT

NINTH AMENDMENT AND WAIVER, dated as of November 6, 2013 (this "Ninth Amendment"), to the Financing Agreement, dated as of January 18, 2012 (as amended, restated, supplemented, modified or otherwise changed prior to the date hereof, the "Financing Agreement"), by and among Motorcar Parts of America, Inc., a New York corporation (the "Borrower"), the lenders listed on Schedule I hereto under the captions "Continuing Lenders" (the "Continuing Lenders"), "Additional Lenders" (the "Additional Lenders") and "Departing Lenders" (the "Departing Lenders", and together with the Continuing Lenders and the Additional Lenders, each a "Lender" and collectively, the "Lenders"), Cerberus Business Finance, LLC, a Delaware limited liability company ("Cerberus"), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and PNC Bank, National Association ("PNC"), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

WHEREAS, (a) on October 21, 2013, the Borrower received a tax refund in an aggregate amount equal to $8,414,544 in connection the Borrower's election to carry back net operating losses to Fiscal Years ended 2011 and 2012 (the "NOL Tax Refund") and (b) the Borrower expects to receive tax refunds from the states of California, Connecticut, New York, Georgia, New Jersey, Tennessee and New Hampshire for the Fiscal Year ended 2013 (collectively, the "State Tax Refund" and together with the NOL Tax Refund, each a "Tax Refund" and collectively, the "Tax Refunds" );

WHEREAS, pursuant to Section 2.05(c)(vii) of the Financing Agreement, within 2 Business Days following the receipt by the Borrower of each Tax Refund (which constitutes an Extraordinary Receipt), the Borrower is required to prepay the outstanding principal of the Loans in accordance with Section 2.05(d) of the Financing Agreement in an amount equal to 100% of such Tax Refund, net of any reasonable expenses incurred in connection with collecting such Tax Refund (the "Specified Proceeds");

WHEREAS, pursuant to Section 2.05(d)(iv) of the Financing Agreement, the Specified Proceeds are required to be applied first, to the Term Loan and second, to the Revolving Loans until paid in full;

WHEREAS, the Borrower has requested the Agents and the Lenders to waive (i) any Event of Default that would otherwise arise under Section 9.01 of the Financing Agreement solely as a result of the Borrower's failure to prepay the outstanding principal of the Loans in accordance with Section 2.05(c)(vii) of the Financing Agreement with the Tax Refunds and (ii) the provisions of Section 2.05(d)(iv) of the Financing Agreement solely with respect to the application of the Specified Proceeds to the Term Loan and the Revolving Loans;

WHEREAS, the Borrower has notified the Agents that the Borrower will prepay a portion of the Term Loan in an amount equal to $6,200,000 on the Ninth Amendment Effective Date (as defined below) with the proceeds of the Revolving Loans and its cash on hand (the "Ninth Amendment Effective Date Prepayment"); and

WHEREAS, the Borrower, the Agents and the Lenders wish to amend and restate the Financing Agreement on and subject to the terms set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.                  Defined Terms.  Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2.                 Amendment.

(a)                In connection with this Ninth Amendment, the Financing Agreement shall be amended and restated in the form attached hereto as Annex C (the Financing Agreement as so amended and restated, the "A&R Financing Agreement").

3.                 Conditions to Effectiveness.  The effectiveness of this Ninth Amendment is subject to the fulfillment, in a manner satisfactory to the Agents, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agents is hereinafter referred to as the "Ninth Amendment Effective Date"):

(a)                Payment of Fees, Etc.  The Borrower shall have paid on or before the Ninth Amendment Effective Date all fees and invoiced costs and expenses then payable by the Borrower pursuant to the Loan Documents, including, without limitation, Sections 2.06 and 12.04 of the A&R Financing Agreement.

(b)                Representations and Warranties; No Event of Default.  The following statements shall be true and correct:  (i) the representations and warranties contained in this Ninth Amendment, ARTICLE VI of the A&R Financing Agreement, and in each other Loan Document, certificate or other writing delivered to any Agent, any Lender or the L/C Issuer pursuant hereto or thereto on or prior to the Ninth Amendment Effective Date are true and correct on and as of the Ninth Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Ninth Amendment Effective Date or would result from this Ninth Amendment, the A&R Financing Agreement, or the other Loan Documents, as amended hereby (together with this Ninth Amendment and the A&R Financing Agreement, collectively, the "Restatement Date Transaction Documents"), becoming effective in accordance with its or their terms.

(c)                 Legality.  The making of the Loans or the issuance of any Letters of Credit, if any, shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

(d)                Delivery of Documents.  The Collateral Agent shall have received on or before the Ninth Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Ninth Amendment Effective Date:

(i)                this Ninth Amendment and the A&R Financing Agreement, in each case, duly executed by the Borrower;

(ii)             an amendment to the Wanxiang Subordination Agreement, duly executed by the parties thereto;

(iii)            a promissory note evidencing the Revolving Loans, duly executed by the Borrower;

(iv)             certified copies of request for copies of information on Form UCC‑11, listing all effective financing statements which name as debtor any Loan Party, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such Liens, other than Permitted Liens;

(v)              a copy of the resolutions of each Loan Party, certified as of the Ninth Amendment Effective Date by an Authorized Officer thereof, authorizing (A) the additional borrowings and the transactions contemplated by the Restatement Date Transaction Documents  and (B) the execution, delivery and performance by such Loan Party of the Restatement Date Transaction Documents, and the execution and delivery of the other documents to be delivered by such Loan Party in connection herewith and therewith;

(vi)            a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign the Restatement Date Transaction Documents, and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, including, without limitation, Notices of Borrowing, Eurodollar Notices, Letter of Credit Applications and all other notices under the Restatement Date Transaction Documents, together with evidence of the incumbency of such authorized officers;

(vii)           a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Ninth Amendment Effective Date as to the subsistence in good standing of, and, to the extent obtainable with the use of commercially reasonable efforts, the payment of taxes by, such Loan Party in such jurisdictions;

(viii)          a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Ninth Amendment Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction;

(ix)             a copy of the Governing Documents of each Loan Party, together with all amendments thereto, certified as of the Ninth Amendment Effective Date by an Authorized Officer of such Loan Party;

(x)               an opinion of Latham & Watkins LLP, counsel to the Loan Parties as to such matters as the Collateral Agent may reasonably request;

(xi)             a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subsection (b) of this Section 3;

(xii)            a copy of (A) the Financial Statements (as defined in the A&R Financing Agreement) and (B) the financial projections described in Section 6.01(g)(ii) of the A&R Financing Agreement, certified as of the Ninth Amendment Effective Date as complying with the representations and warranties set forth in Section 6.01(g)(ii) of the A&R Financing Agreement, by an Authorized Officer of the Borrower;

(xiii)          a certificate of the chief financial officer of each Loan Party, certifying as to the solvency of such Loan Party, after giving effect to the consummation of the transactions contemplated by the Restatement Date Transaction Documents on the Ninth Amendment Effective Date, which certificate shall be satisfactory in form and substance to the Collateral Agent;

(xiv)          a certificate of the chief financial officer of the Borrower certifying that all Federal and material state and local tax returns and other material reports required to be filed by the Loan Parties have been filed and all taxes in an aggregate amount in excess of $250,000 imposed on the Loan Parties or their properties, assets, and income (including real property taxes and payroll taxes) which have become due and payable on or prior to the Ninth Amendment Effective Date have been paid;

(xv)            evidence of the insurance coverage required by Section 7.01 of the A&R Financing Agreement and the terms of the Security Agreement, and such other insurance coverage with respect to the business and operations of the Loan Parties as the Agents may reasonably request, in each case, where requested by the Agents and with such endorsements as to the named insureds or loss payees thereunder as the Agents may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Agents may request (other than (A) certificates and endorsements with respect to policy #ESE1160800 and (B) endorsements to policies #N13CA00090 and #940066551);

(xvi)          copies of each of the Factoring Agreements listed on Schedule 1.01(C) to the A&R Financing Agreement and the Material Contracts as in effect on the Ninth Amendment Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Borrower, together with a certificate of an Authorized Officer of the Borrower stating that such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements (or, to the extent such agreements, together with all amendments, modifications and supplements thereto, have been delivered to the Collateral Agent prior to the Ninth Amendment Effective Date, a certificate from an Authorized Officer of the Borrower certifying that such agreements have been delivered to the Agents);

(xvii)        a Notice of Borrowing, duly executed by the Borrower;

(xviii)      the Fee Letter, duly executed by the Borrower;

(xix)           the Patent Security Agreement, duly executed by the Borrower; and

(xx)            such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request.

(e)                 Material Adverse Effect.  The Agents shall have determined, in their sole judgment, that no event or development shall have occurred since March 31, 2013 which could reasonably be expected to have a Material Adverse Effect.

(f)                 Approvals.  All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with (i) the execution, delivery and performance of the Restatement Date Transaction Documents, (ii) the making of the Loans under the A&R Financing Agreement, and (iii) the payment of all fees and expenses to be paid on or prior to the Ninth Amendment Effective Date or the conduct of the Loan Parties' business shall have been obtained and shall be in full force and effect.  There shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation), pending or threatened in writing in any court or before any arbitrator or Governmental Authority which (A) relates to the Restatement Date Transaction Documents, or the transactions contemplated by the Restatement Date Transaction Documents, or (B) could reasonably be expected to have a material adverse effect on (1) the condition, financial or otherwise, business operations, assets or liabilities of the Loan Parties, taken as a whole, (2) the ability of the Loan Parties to perform their obligations under the Restatement Date Transaction Documents, or (3) the ability of the Agents or the Lenders to enforce the Restatement Date Transaction Documents.

(g)                Proceedings; Receipt of Documents.  All proceedings in connection with the making of the Loans or the issuance of the Letters of Credit and the other transactions contemplated by the Restatement Date Transaction Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Agents, as the Agents or such counsel may reasonably request.

(h)               Availability.  After giving effect to all Loans to be made on the Ninth Amendment Effective Date, the Letters of Credit to be issued, if any, on the Ninth Amendment Effective Date and the other transactions contemplated by the Restatement Date Transaction Documents, (i) the Borrower shall have Availability plus Qualified Cash of at least $25,000,000, (ii) all liabilities of the Loan Parties shall be current, and (iii) the Senior Leverage Ratio of the Borrower and its Subsidiaries for the trailing twelve month period ended September 30, 2013 shall not be greater than 2.40:1:00.  The Borrower shall deliver to the Collateral Agent a certificate of the chief financial officer of the Borrower certifying as to the matters set forth in clauses (i), (ii) and (iii) above and containing the calculation of Availability, Qualified Cash and the Senior Leverage Ratio.

(i)                  Liens; Priority.  The Agents shall be satisfied that the Collateral Agent has been granted, and holds, for the benefit of the Agents and the Lenders, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Liens.

(j)                 Ninth Amendment Effective Date Prepayment.  The Borrower shall have paid on or before the Ninth Amendment Effective Date the Ninth Amendment Effective Date Prepayment, in accordance with the wire instructions set forth on Annex B, to the Collateral Agent for the account of the Existing Lenders entitled thereto.

4.                   Waiver.

(a)                  Pursuant to the request of the Borrower and in reliance upon the representations of the Borrower described herein, the Agents and the Lenders hereby waive (i) any Event of Default that would otherwise arise under Section 9.01 of the Financing Agreement solely as a result of the Borrower's failure to prepay the outstanding principal of the Loans in accordance with Section 2.05(c)(vii) of the Financing Agreement within 2 Business Days following its receipt of each Tax Refund and (ii) the provisions of Section 2.05(d)(iv) of the Financing Agreement solely with respect to the application of the Specified Proceeds to the Term Loan and the Revolving Loans; provided that to the extent the aggregate amount of the State Tax Refund is greater than $1,550,000 (such excess amount, the "Excess"), the Borrower shall prepay the outstanding principal of the Loans in accordance with Section 2.05(c)(vii) of the A&R Financing Agreement within 2 Business Days following its receipt of the State Tax Refund in an amount equal to the Excess, net of any reasonable expenses incurred in connection with collecting the State Tax Refund.

5.                  Representations and Warranties.  Each Loan Party represents and warrants as follows:

(a)                Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Ninth Amendment, and to consummate the transactions contemplated hereby and by the A&R Financing Agreement, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

(b)               Authorization, Etc.  The execution, delivery and performance by each Loan Party of this Ninth Amendment, and the performance of the A&R Financing Agreement, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents or any applicable Requirement of Law in any material respect or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(c)                Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance of this Ninth Amendment by the Loan Parties, and the performance of the A&R Financing Agreement.

(d)                Enforceability of the Ninth Amendment.  This Ninth Amendment and the A&R Financing Agreement, when delivered hereunder, will be a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

(e)                 Representations and Warranties; No Event of Default.  The following statements shall be true and correct:  (i) the representations and warranties contained in the Restatement Date Transaction Documents, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the Ninth Amendment Effective Date are true and correct on and as of the Ninth Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing on the Ninth Amendment Effective Date or would result from this Ninth Amendment becoming effective in accordance with its terms.

6.                  Assignments.

(a)                 On and as of the Ninth Amendment Effective Date, each of the Departing Lenders shall sell and assign and each of the Additional Lenders and certain of the Continuing Lenders shall purchase and assume, at the principal amount thereof, such interests in the Term Loan as shall be necessary in order that, after giving effect to all such assignments and purchases, the Term Loan will be held by the Continuing Lenders and the Additional Lenders in amounts as set forth in Annex A hereto.  Such sales, assignments and purchases shall be without recourse, representation or warranty, except that (i) each Departing Lender represents that it is the legal and beneficial owner of the interests assigned by it free and clear of any adverse claim and (ii) the representations, warranties and statements of Assignor set forth in Exhibit A-1 to the Financing Agreement are hereby incorporated by reference as if set forth herein and each Departing Lender shall be deemed to have made the representations, warranties and statements of Assignor in such Exhibit A-1 and each Additional Lender and each Continuing Lender that is purchasing any additional interest shall be deemed to have made the representations, warranties and statements of Assignee in such Exhibit A-1.

(b)                On the Ninth Amendment Effective Date (i) each Additional Lender and each Continuing Lender that is purchasing any additional interest shall pay the purchase price for the Term Loan purchased by it pursuant to Section 6(a) above by wire transfer of immediately available funds to the Collateral Agent not later than 12:00 p.m., New York time, (ii)  the Collateral Agent shall promptly pay to each Departing Lender, out of the amounts received by it pursuant to clause (i) of this paragraph (b), the purchase price for the interests sold and assigned by it pursuant to Section 6(a) above by wire transfer of immediately available funds to an account designated by such Departing Lender, and (iii) each Departing Lender shall relinquish its rights and be released from its obligations under the Financing Agreement and the other Loan Documents, provided, however, that the Departing Lenders are not relinquishing any rights that expressly survive the termination of the Financing Agreement.

(c)                 Commencing on the Ninth Amendment Effective Date, each Additional Lender will be a party to the A&R Financing Agreement, agrees to be bound by the terms and conditions of the A&R Financing Agreement, and the Loan Documents, as amended hereby, and will have all of the rights and obligations of a Lender under the A&R Financing Agreement, and the Loan Documents, as amended hereby.

7.                  Accrued Interest and Fees.  Prior to the Ninth Amendment Effective Date, all accrued interest, costs and fees payable pursuant to the Financing Agreement (as in effect immediately prior to the Ninth Amendment Effective Date) that have accrued up to but excluding the Ninth Amendment Effective Date shall be payable to the Continuing Lenders and the Departing Lenders entitled thereto.  After the Ninth Amendment Effective Date, at the times and pursuant to the terms contained in the A&R Financing Agreement, all accrued interest, costs and fees payable pursuant to the A&R Financing Agreement, shall be payable to the Lenders entitled thereto after giving effect to the sales, assignments and purchases made pursuant to Section 6 above.

8.                  Existing Lenders' Acknowledgements.  Each Existing Lender (as defined in the A&R Financing Agreement) hereby acknowledges and agrees that (a) no Funding Loss is due and payable pursuant to Section 2.07(e) of the Financing Agreement in connection with the Ninth Amendment Effective Date Prepayment and (b) the entire amount of the Applicable Prepayment Premium due and payable on the Ninth Amendment Effective Date is set forth in the Fee Letter (as defined in the A&R Financing Agreement).

9.                  Release.  Each Loan Party hereby acknowledges and agrees that:  (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Financing Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof.  Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, security and/or remedies under the A&R Financing Agreement and the other Loan Documents, as amended hereby.  Accordingly, for and in consideration of the agreements contained in this Ninth Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Ninth Amendment Effective Date directly arising out of, connected with or related to this Ninth Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

10.                No Novation; Reaffirmation and Confirmation.

(a)                 This Ninth Amendment does not extinguish the obligations for the payment of money outstanding under the Financing Agreement or discharge or release the lien or priority of any mortgage, security agreement, pledge agreement or any other security therefore.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Ninth Amendment shall be construed as a release or other discharge of the Borrower under the A&R Financing Agreement, or the other Loan Documents, as amended hereby, from any of its obligations and liabilities as a "Borrower" thereunder.

(b)                 The Borrower hereby (i) acknowledges and reaffirms its obligations as set forth in each Loan Document, as amended hereby, (ii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to it set forth in each Loan Document, as amended hereby, which remain in full force and effect, and (iii) confirms, ratifies and reaffirms that the security interest granted to the Collateral Agent, for the benefit of the Agents and the Lenders, pursuant to the Loan Documents, as amended hereby, in all of its right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, with the same force, effect and priority in effect both immediately prior to and after entering into this Ninth Amendment.

11.                Miscellaneous.

(a)                 Continued Effectiveness of the Financing Agreement and the Other Loan Documents.  Except as otherwise expressly provided herein, the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Ninth Amendment Effective Date (i) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the A&R Financing Agreement, and (ii) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the A&R Financing Agreement.  To the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects.  Except as expressly provided herein, the execution, delivery and effectiveness of this Ninth Amendment shall not operate as an amendment of any right, power or remedy of the Agents and the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

(b)                 Counterparts.  This Ninth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Ninth Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Ninth Amendment.

(c)                Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Ninth Amendment for any other purpose.

(d)                Costs and Expenses.  The Borrower agrees to pay on demand all fees, costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Ninth Amendment.

(e)                Ninth Amendment as Loan Document.  Each Loan Party hereby acknowledges and agrees that this Ninth Amendment constitutes a "Loan Document" under the A&R Financing Agreement.  Accordingly, it shall be an Event of Default under the A&R Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Ninth Amendment, which representation or warranty is (A) subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any respect when made or deemed made, or (B) not subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any material respect when made or deemed made or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Ninth Amendment.

(f)                 Severability .   Any provision of this Ninth Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g)                 Governing Law.  This Ninth Amendment shall be governed by the laws of the State of New York.

(h)                Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NINTH AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Selwyn Joffe
Name: Selwyn Joffe
Title: Chairman, President & CEO

COLLATERAL AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Daniel Wolf
Name: Daniel Wolf
Title: President

ADMINISTRATIVE AGENT AND CONTINUING LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Fred Kiehne
Name: Fred Kiehne
Title: Senior Vice President

DEPARTING LENDERS:

A5 FUNDING L.P.

By: A5 Fund Management LLC
Its: General Partner

By: /s/ Daniel Wolf
Name: Daniel Wolf
Title: Vice President

CERBERUS LEVERED LOAN OPPORTUNITIES FUND I, L.P.

By: Cerberus Levered Opportunities GP, LLC
Its: General Partner

By: /s/ Daniel Wolf
Name: Daniel Wolf
Title: Senior Managing Director

ABLECO CAPITAL LLC

By: /s/ Daniel Wolf
Name: Daniel Wolf
Title: President

CONTINUING LENDERS:

CERBERUS ASRS FUNDING LLC

By:	/s/ Daniel Wolf
Name: Daniel Wolf
Title: Vice President

CERBERUS AUS LEVERED LP

By:	CAL I GP LLC
Its:	General Partner

By:	/s/ Daniel Wolf
Name: Daniel Wolf
Title: Vice President

CERBERUS N-1 FUNDING LLC

By:	/s/ Daniel Wolf
Name: Daniel Wolf
Title: Vice President

CERBERUS OFFSHORE LEVERED I L.P.

By:	COL I GP Inc
Its:	General Partner

By:	/s/ Daniel Wolf
Name: Daniel Wolf
Title: Vice President

CERBERUS ONSHORE LEVERED II LLC

By:	/s/ Daniel Wolf
Name: Daniel Wolf
Title: Vice President

CERBERUS OFFSHORE LEVERED II LP

By: COL II GP Inc.
Its: General Partner

By: /s/ Daniel Wolf
Name: Daniel Wolf
Title: Vice President

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.

By: Cerberus NJ Credit Opportunities GP, LLC
Its: General Partner

By: /s/ Daniel Wolf
Name: Daniel Wolf
Title: Senior Managing Director

ADDITIONAL LENDERS:

CERBERUS LEVERED LOAN OPPORTUNITIES FUND II, L.P.

By: Cerberus Levered Opportunities II GP, LLC
Its: General Partner

By: /s/ Daniel Wolf
Name: Daniel Wolf
Title: Senior Managing Director

CERBERUS ASRS HOLDINGS LLC

By: /s/ Daniel Wolf
Name: Daniel Wolf
Title: Vice President

CERBERUS OFFSHORE LEVERED LOAN OPPORTUNITIES MASTER FUND II, L.P.

By: Cerberus Levered Opportunities Master Fund II GP, LLC, its General Partner

By: /s/ Daniel Wolf
Name: Daniel Wolf
Title: Senior Managing Director

ADDITIONAL LENDERS:

BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postsparkasse Aktiengesellschaft

By: /s/ Eric Song
Name: Eric Song

By: /s/ Dr. Guido Jestadt
Name: Dr. Guido Jestadt

SCHEDULE I

CONTINUING LENDERS

•	Cerberus NJ Credit Opportunities Fund, L.P.
•	Cerberus Offshore Levered I L.P.
•	Cerberus N-1 Funding LLC
•	Cerberus Onshore Levered II LLC
•	Cerberus Offshore Levered II LP
•	Cerberus AUS Levered LP
•	Cerberus ASRS Funding LLC
•	PNC Bank, National Association

ADDITIONAL LENDERS

•	BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postsparkasse Aktiengesellschaft
•	Cerberus Levered Loan Opportunities Fund II, L.P.
•	Cerberus Offshore Levered Loan Opportunities Master Fund II, L.P.
•	Cerberus ASRS Holdings LLC

DEPARTING LENDERS

•	ABLECO CAPITAL LLC
•	CERBERUS LEVERED LOAN OPPORTUNITIES FUND I, L.P.
•	A5 FUNDING L.P.

ANNEX A

TERM LOAN

Lenders	Term Loan
Cerberus NJ Credit Opportunities Fund, L.P.	$2,371,208.32
Cerberus Offshore Levered I LP	$10,967,773.45
Cerberus N-1 Funding LLC	$1,025,123.45
Cerberus Onshore Levered II LLC	$21,095,997.68
Cerberus Offshore Levered II LP	$6,965,700.52
Cerberus AUS Levered LP	$3,033,325.49
Cerberus ASRS Funding LLC	$12,360,172.61
Cerberus Levered Loan Opportunities Fund II, L.P.	$1,060,438.25
Cerberus Offshore Levered Loan Opportunities Master Fund II, L.P.	$602,334.82
Cerberus ASRS Holdings LLC	$517,925.41
BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postsparkasse Aktiengesellschaft	$35,000,000.00
TOTAL	$95,000,000.00

ANNEX B

* Confidential treatment requested.

ANNEX C

AMENDED AND RESTATED FINANCING AGREEMENT

[see Exhibit 10.7]